Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
September 20, 2010	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Verizon Clarifies Succession Plans;

Names Lowell McAdam as COO

Fran Shammo Named Verizon CFO,

Dan Mead Announced as CEO and President of Verizon Wireless,

and John Stratton Announced as Verizon Wireless COO

NEW YORK — Verizon Wireless President and CEO Lowell C. McAdam has been named president and chief operating officer of Verizon Communications Inc. (NYSE, NASDAQ: VZ), reporting to Chairman and CEO Ivan G. Seidenberg, effective Oct. 1, 2010.

The appointment of McAdam by the Verizon Board of Directors is an important step in the succession process for when Seidenberg retires from the company. McAdam will have responsibility for the operations of Verizon’s network-based businesses — Verizon Wireless and Verizon Telecom and Business — as well as Verizon Services Operations. Also reporting to him will be the technology management and CIO functions.

Verizon News Release, page 2

Separately, Verizon named Francis J. Shammo, currently president of Verizon Telecom and Business, to become executive vice president and chief financial officer of the company, effective Nov. 1. Shammo will succeed John F. Killian, who last Monday announced he will retire around the end of the year.

Verizon also announced that Daniel S. Mead, currently executive vice president and chief operating officer at Verizon Wireless, will become president and chief executive officer of Verizon Wireless, succeeding McAdam. The company additionally announced that John G. Stratton, currently chief marketing officer at Verizon Wireless, will succeed Mead as chief operating officer. The Mead and Stratton appointments are effective Oct. 1.

The revised operational management structure, led by McAdam, simplifies and further consolidates Verizon’s customer-facing businesses. With his strong and consistent track record of operational success at Verizon Wireless, McAdam will provide a centralized focus on accountability for all business groups, while emphasizing speed to market, innovation and outstanding customer service.

Verizon Chairman and CEO Seidenberg said, “This is a timely and logical next step in our evolution as we put in place an outstanding senior executive team that can carry us into the future. The decision by the Board to name these leaders now to such critical positions is a testimony to the depth, flexibility and breadth of Verizon’s senior team, the soundness of our operating model, and strength of our culture. For the last several years, we have focused diligently on preparing these leaders to take on Verizon’s most visible and challenging assignments. That diligence and focus is paying off with the development of highly skilled and broadly experienced executives who will ensure that Verizon doesn’t skip a beat as we enhance value to customers and shareholders.”

Verizon News Release, page 3

Seidenberg emphasized that the decisions to name these executives to key posts was based on their individual successes operating a wide range of businesses. “The pedigree of these executives puts them in a league of their own. Each one of them is a leader who has repeatedly delivered results and enhanced shareholder value.”

Regarding McAdam, Seidenberg said, “The Board’s selection of Lowell to this key, central position underscores its commitment to reward success while working with me to prepare our company for an executive transition in the future. Lowell is undeniably the right executive at the right time, given his track record of growth while managing one of the most dynamic and successful businesses in America.”

In his current role at Verizon Wireless, McAdam, 56, leads the premier wireless provider with the nation’s largest, most reliable wireless voice and 3G broadband data network. Prior to assuming this position in 2007, McAdam served as executive vice president and chief operating officer of Verizon Wireless from the company’s inception in 2000, helping to build the industry’s leading wireless company.

Previously, McAdam was president and CEO of PrimeCo Personal Communications, a joint venture owned by Bell Atlantic and Vodafone AirTouch. He also served as PrimeCo’s chief operating officer, responsible for overseeing the build, deployment and successful launch of the new company’s customer service operations and all-digital network.

McAdam has served as vice president—international operations for AirTouch Communications and was lead technical partner for cellular ventures in Spain, Portugal, Sweden, Italy, Korea and Japan. McAdam joined AirTouch as executive director of international applications and operations in 1993. Prior to that, he held various executive positions with Pacific Bell.

Verizon News Release, page 4

In addition to serving on the Verizon Wireless Board of Representatives, McAdam is a member and past chairman of the Board of Directors of the CTIA, the wireless industry trade association.

He earned a bachelor’s degree in engineering from Cornell University and a master’s degree in business administration from the University of San Diego. He also spent six years in the U.S. Navy’s Engineer Corps and is a licensed professional engineer.

Regarding Shammo, Seidenberg said, “Fran is as prepared to be CFO of Verizon as anyone could be. He has deep leadership experience in every part of Verizon’s operations, from wireless, to business, to telecom — and his financial background includes being the Verizon Business CFO, Verizon Wireless controller and a senior accounting executive. Fran was instrumental in the integration of MCI into Verizon and has been the key driver of recent positive performance trends in Verizon Telecom and Business. We are fortunate to have him.”

In his current position as president of Verizon Telecom and Business, Shammo, 49, is responsible for the company’s consumer, small business, enterprise and wholesale customers worldwide. The unit provides broadband, communications and entertainment services over its state-of-the-art, all-fiber FiOS network and delivers professional services and advanced IT, security, communications and networking solutions globally for enterprise customers.

Prior to taking his current position in 2009, Shammo was president of Verizon Business and prior to that appointment, he served as senior vice president and CFO for Verizon Business.

Before joining Verizon Business, Shammo served as president - West area for Verizon Wireless, responsible for the company’s multi-billion dollar operations in the 13 states west of Colorado. He was vice president and controller at the time of Verizon Wireless’ launch in 2000,

Verizon News Release, page 5

and was responsible for formulating and implementing its financial processes, as well as leading Sarbanes-Oxley compliance and reporting requirements.

Shammo joined Bell Atlantic Mobile in 1989 as general manager for accounting operations, and later held a series of positions of increasing responsibility in finance, mergers and acquisitions, logistics, facilities, regional operations, and planning. Shammo acquired public accounting, retail and tax experience before entering the wireless industry.

Shammo sits on the Board of Micrus Endovascular Corporation and is chairman of its audit committee.

He holds a bachelor’s degree in accounting from Philadelphia University, and a master’s degree in business administration from La Salle University, and is a Certified Public Accountant.

Regarding Mead, Seidenberg said, “Dan is one of our industry’s most outstanding operational executives. With his vast experience, he is clearly a business manager with the ability to keep and extend Verizon Wireless’ leadership. He steps into this new role with an intimate understanding of how to stimulate growth.”

In his current role, which he assumed in 2009, Mead, 57, is responsible for Verizon Wireless’ nationwide operations in delivering industry-leading performance for consumer, business, government and enterprise customers.

Before assuming his current position, Mead was president of Verizon Telecom, an organization that delivered telephone, Internet and entertainment services, including FiOS, to millions of residential and small business customers across 25 states and the District of Columbia.

From 2005 to 2007, Mead was president of Verizon Services Operations, responsible for managing finance operations, real estate and supply chain services for all Verizon companies.

Verizon News Release, page 6

During his tenure, the unit received the “Best New Shared Services Organization” award from the Shared Services & Outsourcing Network.

Mead was one of the founding senior executives of Verizon Wireless in 2000 and served as president of the company’s Midwest area, a 15-state region that stretched from Pennsylvania to the Dakotas and from Minnesota to Kentucky. He has also held leadership roles in various telecommunications functions with Verizon and its predecessor companies.

Mead earned a master’s degree in business administration and a bachelor’s degree in quantitative business analysis and finance from The Pennsylvania State University.

Regarding Stratton, Seidenberg said, “As Verizon’s leading marketing executive, John has proven himself through a superior track record. He has developed the Verizon brand into one of the most recognized on earth, has led our strategic partnership initiatives, effectively managed product device development, and even run the Northwest area. He is uniquely suited to take on the COO assignment for Verizon Wireless.”

In his current role at Verizon Wireless, Stratton, 49, is responsible for all wireless marketing initiatives, and the management and development of mobile products and services. In addition, he has responsibility for brand management, media buying, agency management and website integration across the entire corporation.

Prior to assuming his current position in 2009, Stratton served as chief marketing officer for Verizon. Under his leadership, Verizon Wireless introduced its well-known “Can You Hear Me Now?” campaign and established itself as the No. 1 brand among wireless consumers in the United States.

Stratton joined Verizon Wireless’ predecessor company, Bell Atlantic Mobile, in 1993 as director of retail sales and operations. Later he served as vice president - marketing for the

Verizon News Release, page 7

company and then as president of Bell Atlantic Mobile’s Philadelphia region. With the creation of Verizon Wireless in 2000, Stratton assumed the role of president - Northwest area, managing the company’s business operations in Washington, Oregon, Idaho, Colorado, Minnesota, Kansas, Missouri, Montana and the Dakotas.

Prior to joining the telecommunications industry, Stratton served in several senior management positions in the consumer electronics industry. He is a graduate of the Advanced Management Program at Harvard Business School.

Seidenberg said, “These management changes put Verizon in position to win, and without disruption to our operations. Having such a strong bench to tap puts us in an enviable position, and we are taking full advantage of it.”

Verizon Communications Inc. (NYSE, NASDAQ:VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving more than 92 million customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers innovative, seamless business solutions to customers around the world. A Dow 30 company, Verizon last year generated consolidated revenues of more than $107 billion. For more information, visit www.verizon.com.

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